As filed with the Securities and Exchange Commission on July 8, 2003
                                      An Exhibit List can be found on page II-3.
                                                     Registration No. 333-122820


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                   FORM SB-2/A
                                 AMENDMENT No. 1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                         ITEC ENVIRONMENTAL GROUP, INC.
                 (Name of small business issuer in its charter)

   Delaware                           4955                      31-1705310
State or other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)   dentification No.)

                          693 Hi Tech Parkway, Suite 3
                                Oakdale, CA 95361
                                 (209) 848-3900
        (Address and telephone number of principal executive offices and principal place of business)

                         Gary M. DeLaurentiis, President
                         ITEC ENVIRONMENTAL GROUP, INC.
                          693 Hi Tech Parkway, Suite 3
                                Oakdale, CA 95361
                                 (209) 848-3900

            (Name, address and telephone number of agent for service)


                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)


                Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9 ________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9 ________ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9 ________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 9

                                              CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           Proposed Maximum      Proposed Maximum      Amount of
          Title of Each Class of Securities               Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be Registered                        Registered         Security(1)             Price               Fee
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of common stock, $.001 par value (2)              250,000,000             $0.03           $7,500,000.00          $690.00
Shares of common stock, $.001 par value (3)               10,000,000             $0.03             $300,000.00           $27.60
Shares of common stock, $.001 par value (4)                  200,000             $0.03               $6,000.00            $0.55

Total                                                    260,200,000                             $7,806,000.00          $718.15
======================================================= ================= ==================== ===================== ==============

        (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on June 16, 2003.
        (2) Represents shares underlying equity line of credit.
        (3) Represents shares underlying convertible debenture.
        (4) Represents shares of common stock.







        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS                Subject To Completion, Dated July 8, 2003

     The information in this prospectus is not complete and may be changed.

                         ITec Environmental Group, Inc.
                              260,200,000 Shares of
                                  Common Stock

        This prospectus relates to the sale of up to an aggregate of 260,200,000 shares of common stock by the selling stockholders.

        We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under our equity line of credit with Cornell Capital Partners, L.P. All costs associated with this registration will be borne by us. We have agreed to allow Cornell Capital Partners, L.P. to retain 6% of the proceeds raised by us under the Equity Line of Credit.

        Our common stock is listed on the NASD Over-The-Counter Bulletin Board under the symbol "ITCV." The last reported sales price per share of our common stock as reported by the NASD Over-The-Counter Bulletin Board on June 16, 2003, was $0.03.



            Investing in these securities involves significant risks.
                     See "Risk Factors" beginning on page 3.





        Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the equity line of credit. Cornell Capital Partner, L.P. will pay a net purchase price of 95% of our market price as calculated in the equity line of credit agreement.

        With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.


        The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June __, 2003.

                               PROSPECTUS SUMMARY

        The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

 ITec Environmental Group, Inc.

 We operate through a European office in Naples, Italy, and through alliances with government organizations and environmental groups.

        We have developed a new cost-effective, environmentally sensitive technology, ECO2TM Environmental System, for cleaning plastic contaminated by substances that make most types of plastic ineligible for traditional recycling programs. The ECO2TM System consists of a washing chamber, storage tank, distilling unit, compressor, refrigeration unit and various pumps and compressors. Each system can process between 500 to 1,000 pounds of plastic per hour depending on the model purchased. Used oil containers (typically the one quart size sold to consumers) were the first focus of this new technology; however, additional scientific testing results now indicate that the technology can be profitably employed to recycle all plastics regardless of the contaminant.

        As of December 31, 2002, we had revenue of $24,000, a stockholders deficit of $2,536,147 an accumulated deficit of $6,755,518 and a working capital deficit of $850,418.

        Our offices are located at 693 Hi Tech Parkway Suite 3, Oakdale, California 95361, our telephone number is (209) 848-3900 and our website is www.iteceg.com.

                                  The Offering

 Common stock offered by selling stockholders.............................   Up to 260,200,000  shares,  based on current
                                                                             market prices and assuming  full  conversion
                                                                             of  the   convertible   note.   This  number
                                                                             represents    82.40%    of    our    current
                                                                             outstanding stock

 Common stock to be outstanding after the offering                           Up to 317,962,009 shares

 Use of proceeds...........................................................  We will not  receive any  proceeds  from the sale of the common  stock.  We will  receive
                                                                             proceeds  from the sale of our common  stock
                                                                             pursuant to the equity  line of credit.  See
                                                                             "Use   of    Proceeds"    for   a   complete
                                                                             description.

 Over-The-Counter Bulletin Board ..........................................  ITCV

        The above information is based on 57,762,008 shares of common stock outstanding as of June 16, 2003.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related To Our Business:

We have lost money since inception. We expect future losses and we may never become profitable.

     Since inception, we have incurred significant losses. We expect to continue to incur net losses until sales generate sufficient revenues to fund our continuing operations. We may fail to achieve significant revenues from sales or achieve or sustain profitability. There can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

Our independent auditors have expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

     Henry Schiffer, CPA, An Accountancy Corporation, in his independent auditor's report, has expressed "substantial doubt" as to our ability to continue as a going concern based on significant operating losses that we incurred. Our consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The going concern qualification is also described in note 2 of the notes to the consolidated financial statements. As a result of the going concern qualification, we may find it much more difficult to obtain financing in the future, if required. Further, any financing we do obtain may be on less favorable terms.

We have a few proprietary rights, the lack of which may make it easier for our competitors to compete against us.

     We have licensed our technology from Honeywell, Inc. Honeywell is free to license the technology to one other person or entity without any restrictions on its use. Such person or entity may develop systems or technologies which compete directly with our systems which may place us at a competitive disadvantage.

Our failure to sell, market and distribute our systems could cause us to lose revenue and harm our competitive position.

     We have limited sales, marketing and distribution expertise and capabilities. Establishing and maintaining sales, marketing and distribution expertise and capabilities may require significant expenses including additions to personnel. There can be no assurance that we will have sufficient capital resources necessary to expand our sales, marketing and distribution expertise and capabilities, and that even if such resources are available, that we will be successful in doing so. We have targeted a significant portion of its marketing efforts outside the United States, primarily in Europe. If we are unable to establish and maintain significant sales, marketing and distribution efforts either internally or through arrangements with third parties, we could lose revenue and our business, financial condition and results of operations may be materially adversely effected.

We are dependent on a limited number of manufacturing sources.

     Through the end of our fiscal year ended December 31, 2002, we relied upon arrangements with Cool Clean to manufacture our system. As of December 31, 2002, four prototype (Gen-1) and one Generation 2 systems had been produced by Cool Clean. We are now reliant upon Cool Clean, a private company managed by current and former executives of Chart, to produce our systems and expect our first system to be produced in July 2002. If Cool Clean is unable or unwilling to manufacture our system or if our specifications with respect to the system are not met, we will be forced to seek out another supplier. There can be no assurance that an alternate supplier will be available on terms acceptable to us, if at all.

We have a limited operating history which makes it difficult to evaluate our business.

     Our current corporate entity commenced operations in 2000 and has a limited operating history. We have limited financial results on which you can assess our future success. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as voice recognition software, media delivery systems and electronic commerce.

         To address the risks and uncertainties we face, we must:

        -- establish and maintain broad market acceptance of our products and services and convert that acceptance into direct and indirect sources of revenues;

        --  maintain and enhance our brand name;

        -- continue to timely and successfully develop new products, product features and services and increase the functionality and features of existing products; and

        -- develop and maintain strategic relationships to enhance the distribution, features and utility of our products and services.

If we are unable to obtain additional funding our business operations will be harmed.

     We believe that our available short-term assets will not be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2003. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of voice interface software.

There are risks associated with forward-looking statements made by us and actual results may differ.

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         --       discuss our future expectations;
         --       contain projections of our future results of operations or of our financial condition; and
         --       state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

Risks Relating To Our Current Equity Line Agreement:

There are a large number of shares underlying our equity line that are being registered in this prospectus and the sale of these shares may depress the market price of our common stock.

     The issuance and sale of shares upon delivery of an advance by Cornell Capital Partners pursuant to the equity line of credit in the amount up to $5,000,000 are likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our company.

Under the line of credit, Cornell Capital Partners will pay less than the then-prevailing market price of our common stock

     The common stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

The sale of our stock under our equity line could encourage short sales by third parties, which could contribute to the future decline of our stock price

     In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the company has not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock. Under the terms of our equity line the company may request numerous draw downs pursuant to the terms of the equity line. Even if the company uses the equity line to grow its revenues and profits or invest in assets which are materially beneficial to the company the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We may not be able to access sufficient funds under the equity line of credit when needed

     We are to some extent dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the equity line of credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $210,000 in any thirty-day period.

Risks Relating To Our Common stock:

Our common stock is subject to "penny stock" rules.

     The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Cornell Capital Partners, LP. We will receive proceeds from the sale of shares of our common stock to Cornell Capital Partners, L.P. under the equity line of credit. The purchase price of the shares purchased under the equity line of credit will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice to advance funds date. Cornell Capital will also retain 6% of each advance.

     For illustrative purposes, we have has set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the equity line of credit. The table assumes estimated offering expenses of $45,000, plus the 6% retainage.



GROSS PROCEEDS                        $2,500,000       $5,000,000

NET PROCEEDS                          $2,305,000       $4,655,000

USE OF PROCEEDS:                          AMOUNT           AMOUNT
------------------------------------------------------------------

Sales and marketing                     $745,000       $1,470,000
Research and development                $580,000       $1,100,000
General Working Capital                 $980,000       $2,085,000
                                   -------------    -------------
TOTAL                                 $2,305,000       $4,655,000
                                   =============    =============

                                    DILUTION

     Our net tangible book value as of March 31, 2003 was ($2,705,630) or ($0.0597) per share of common stock. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Our net tangible book value will be impacted by the common stock to be issued under the equity line of credit. The amount of dilution will depend on the offering price and number of shares to be issued under the equity line of credit. The following example shows the dilution to new investors at an offering price of $0.02 per share.

If we assume that we 260,200,000 shares of common stock under the equity line of credit at an assumed offering price of $0.02 per share (i.e, the maximum number of shares being registered in this offering, less a retention fee of $190,000 and offering expenses of $45,000, our net tangible book value as of March 31, 2003 would have been $2,059,370 or $0.0067 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0664 per share and an immediate dilution to new stockholders of $0.0133 per share. The following table illustrates the per share dilution:



Assumed public offering price per share                                  $0.0200
Net tangible book value per share before this offering    ($0.0597)
Increase attributable to new investors                     $0.0664
                                                         ----------
Net tangible book value per share after this offering                    $0.0067
                                                                      ----------
Dilution per share to new stockholders                                   $0.0133
                                                                      ==========



The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:




                                                       DILUTION PER
                 ASSUMED         NO. OF SHARES TO      SHARE TO NEW
              OFFERING PRICE        BE ISSUED           INVESTORS
              --------------     ----------------      ------------
                $0.0200           260,200,000(1)        $0.0133
                $0.0100           260,200,000(1)        $0.0067
                $0.0005           260,200,000(1)        $0.0005
                $0.0003           260,200,000(1)        $0.0005




(1) This represents the maximum number of shares of common stock that will be registered under the equity line of credit.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholder. The selling stockholder has not held a position or office, or had any other material relationship, with us, except as follows:

     o Cornell Capital Partners, L.P. is the investor under the equity line of credit. In addition, we have issued Cornell a convertible debenture in an amount of $190,000 as a one-time commitment fee to entering into this equity line. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. A brief description of the Equity Line of Credit and the promissory notes is set forth below:

     Pursuant to the equity line of credit, dated as of June 15, 2003, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $5,000,000. The amount of each advance is subject to an aggregate maximum advance amount of $210,000 in any thirty-day period, provided that each of advances may not exceed $70,000. Cornell Capital Partners, L.P. will purchase the shares of common stock at a 5% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit. Cornell Capital Partners intends to sell any shares purchased under the equity line of credit at the then prevailing market price. This prospectus relates to the shares of common stock to be issued and resold under the equity line of credit.


The table follows:


                                                                   PERCENTAGE
                                                                       OF
                                      PERCENTAGE                   OUTSTANDING                 PERCENTAGE
                                          OF                         SHARES                        OF
                                      OUTSTANDING     SHARES TO      TO BE                     OUTSTANDING
                       SHARES           SHARES           BE         ACQUIRED       SHARES        SHARES
                    BENEFICIALLY     BENEFICIALLY     ACQUIRED        UNDER         TO BE      BENEFICIALLY
                       OWNED            OWNED         UNDER THE     THE LINE       SOLD IN        OWNED
     SELLING          BEFORE           BEFORE          LINE OF         OF            THE          AFTER
   STOCKHOLDER       OFFERING         OFFERING       CREDIT/NOTE   CREDIT/NOTE(1)  OFFERING      OFFERING
----------------  --------------     ------------    -----------  ------------    ----------   ------------
Cornell Capital
  Partners, L.P.       1,266,667(2)       2.5%       260,000,000       81.8%     260,000,000         0.0%
                                         ----       -------------     -----     -------------       ----
TN Capital Equities
  Partners, L.P.        200,000           *              0            0.0%            200,000       0.0%
                                         ----       -------------     -----     -------------       ----
* Less than 1%.

(1) Applicable percentage of ownership is based on 57,762,008 shares of common stock outstanding as of June 15, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of June 15, 2003 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 15, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents shares issuable upon conversion of a convertible debenture.

EQUITY LINE OF CREDIT

     SUMMARY. In June 2003, we entered into an equity line of credit with Cornell Capital Partners, L.P. Pursuant to the equity line of credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 6% of each advance under the equity line of credit. In addition, we engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, TN Capital Equities, Ltd. received 200,000 shares of our common stock. The issuance of these shares is conditioned upon us registering these shares with the Securities and Exchange Commission.

EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 trading days. A closing will be held 6 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

     We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first.

     The amount of each advance is subject to an aggregate maximum advance amount of $210,000 in any thirty-day period, provided, that each advance may not exceed $70,000. The amount available under the equity line of credit is not dependent on the price or volume of our common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the equity line of credit.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 150,375,940 shares of common stock in order to raise the maximum amount under the equity line of credit at a purchase price of $0.03325 (i.e., 95% of a recent stock price of $0.035).

     We are registering a total of 260,200,000 shares of common stock for the sale under the equity line of credit. The issuance of shares under the equity line of credit may result in a change of control. That is, up to 260,200,000 shares of common stock could be issued under the equity line of credit (i.e., the maximum number of shares being registered in the accompanying registration statement for the equity line of credit). If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the equity line of credit to the same purchaser.

     Proceeds used under the equity line of credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

     We expect to incur expenses of approximately $45,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 6% of each advance. In connection with the equity line of credit, we also paid Cornell Capital Partners a one-time commitment fee of $190,000 evidenced by a debenture that is convertible into our common stock. In addition, we issued 200,000 shares of common stock to TN Capital Equities, Ltd., a registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of our common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the equity line of credit. Cornell Capital Partners, L.P. will pay 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 6% of the proceeds received by us under the equity line of credit. The 6% discount is an underwriting discounts. In addition, we have engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, TN Capital Equities, Ltd. received 200,000 shares of our common stock.

     Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $45,000, as well as retention of 6% of the gross proceeds received under the equity line of credit. In addition, we engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, TN Capital Equities, Ltd. received 200,000 shares of our common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock trades on the NASD Over-The-Counter Bulletin Board under the symbol "ITCV." The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks.

     For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                    Low($)    High($)
2001
First Quarter                       0.19      1.25
Second Quarter                      0.16      2.05
Third Quarter                       0.28      1.39
Fourth Quarter                      0.16      0.60

2002
First Quarter                       0.60      1.01
Second Quarter                      0.24      0.61
Third Quarter                       0.05      0.48
Fourth Quarter                      0.02      0.28

2003
First Quarter                       0.03      0.40
Second Quarter *                    0.03      0.06

*(as of June 16, 2003)

     As of June 16, 2003, our shares common of common stock were held by 1,400 stockholders of record. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker "street names" for the benefit of individual investors. The transfer agent of our common stock is Corporate Stock Transfer, Inc.

DIVIDEND POLICY

     Our board of directors determines any payment of dividends. We do not expect to authorize the payment of cash dividends in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

                                PLAN OF OPERATION

     The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Plan of Operation

     Itec uses patented technology and proprietary equipment to design and sell worldwide oil and agricultural chemical container recycling equipment and related systems. ITec's initial marketing of the technology is concentrated in California and Italy.

     Itec licenses environmental technology using a carbon dioxide cleaning process from Honeywell International, Inc. This new environmental technology, the ECO2TM Environmental System, is believed by management to be the only pollution reduction and recycling system on the market today that allows for the 100% recycling of plastic motor oil containers and the residual oil left inside each container. By using the carbon dioxide cleaning process, we can focus on environmental protection and environmental safety by creating no chemical waste disposal in the oil recycling and plastic recycling process.

December 31, 2002

     As of December 31, 2002 the Company had revenue of $24,000, a stockholders deficit of $2,536,147, an accumulated deficit of $6,755,518 and a working capital deficit of $850,418.

     During first quarter 2003, we completed the permit process and final requirements for a 2 year lease of a 7,000 + sq ft. building for operations and processing in California. In addition two pilot Systems were installed at this location for testing and evaluation.

     Contracts are in place for all needed raw product and we are seeking additional sources of product for future growth. We have an agreement to sell all plastic flake processed.

     Our plans for the next twelve months are two-fold. The first is to continue marketing and selling the ECO2TM Environmental System. The second is opening a plastic recycling plant in Stanislaus County, California.

March 31, 2003

     As of March 31, 2003, we do not have sufficient cash or lines of credit for the next twelve months but are in the process of raising funds through a series of offerings. Through these offerings, we expect to have sufficient cash or lines of credit to satisfy our needs for the twelve months ending March 31, 2004.

     We have signed a two lease on a 6,900 sq ft building and have purchased or made other arrangements for all equipment necessary for the plastic recycling plant in California. With the opening of this plant we are expecting to increase our employee base significantly.

Strategic Alliance Agreements

     We have engaged in a series of discussions for the purpose of entering into manufacturing, technology and sales alliances. Such discussions are ongoing and we anticipate that these negotiations will lead to the consummation of several critical contracts, agreements and/or alliances in the foreseeable future that will provide us with the ability to accelerate the sales/delivery cycle through calendar year 2003 and thereafter.

     We entered into a manufacturing arrangement in third quarter 2001 with a U.S. based equipment manufacturer capable of producing the ECO2TM Environmental System on time and on budget. This manufacturer also has a facility in the Czech Republic capable of producing all European ECO2TM Environmental Systems. This will allow us to assure that all ECO2TM Environmental Systems will be of the same specifications, standards and quality, resulting in reduced costs per system with the highest quality. The arrangement with an Italian manufacturer was cancelled in fourth quarter 2001.

     Orders for ten ECO2TM Environmental System to be delivered in Italy were signed in 2002 and delivery is to start in the first quarter of 2003. Financing for all ECO2TM Environmental Systems will be secured through IG-Sviluppo Italia s.p.a., the Treasury Agency of Italy.

     There are pending orders for six mobile/portable ECO2TM Environmental Systems for delivery during calendar year 2004.

     The Company has entered into negotiations with certain vendors and note holders who are due approximately $850,000 and has offered equity securities in payment. We expect a majority of the vendors to convert their claims to equity securities in the third quarter of 2003. We also expect a majority of the note holders to convert to deferred revenue and then to revenue for their purchases of ECO2TM Environmental Systems during the second half 2003. However, no assurances can be given in this regard.

     We have engaged consultants to assist in raising additional equity for debt reduction and working capital needs. During the first and second quarter 2003, we expect to issue an additional 10,000,000 shares of common stock in conjunction with their efforts to raise capital. In the first quarter 2,000,000 shares were issued and during the second quarter an additional 6,042,043 shares were issued.

Significant Accounting Policies and Estimates

     Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to reserves and intangible assets. Management bases its estimates and judgments on historical experiences and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of the Company's financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily allowance for doubtful accounts recovery of intangible assets. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements for the fiscal year ended December 31, 2002.

                                    BUSINESS

Background

     We were incorporated under the laws of the State of Colorado on January 24, 1989 under the name Coalmont, Inc. We changed our name to MCC Holdings, Inc. on August 14, 1992, and changed it again to Beechport Capital Corp. on January 10, 1996. We were originally formed for the primary purpose of seeking out acquisitions of properties, businesses or merger candidates, without limitation as to the nature of the business operations or geographic area of the acquisition candidate. From inception through the date of completion of our initial public offering of securities, our activities were directed toward the acquisition of operating capital.

     On May 11, 2001, we acquired all the issued and outstanding shares of common stock of Itec in exchange for a total of 6,651,987 shares of our restricted common stock.

     Itec was incorporated in March 2000 to develop and commercialize new technologies that are economically and environmentally sound. Itec's objective is to become a worldwide supplier of equipment for recycling oil and agricultural chemical containers and related systems. Itec has developed a cleaning system utilizing liquid carbon dioxide for cleaning recyclable plastic, oil and pesticide containers called the ECO2TM Environmental System.

     In October 2002, we changed our corporate name to Itec Environmental Group, Inc and our domicile to the State of Delaware.

     Our offices are located at 693 Hi Tech Parkway Suite 3, Oakdale, California 95361, our telephone number is (209) 848-3900 and our website is www.iteceg.com.

     We have one subsidiary, which is wholly-owned, ECO2 Environmental Systems, and unless the context indicates otherwise all references herein to we, us or Itec, includes this wholly-owned subsidiary.

Products

     We operate through a European office in Naples, Italy, and through alliances and with government organizations and environmental groups.

     We have developed a new cost-effective, environmentally sensitive technology, ECO2TM Environmental System, for cleaning plastic contaminated by substances that make most types of plastic ineligible for traditional recycling programs. The ECO2TM System consists of a washing chamber, storage tank, distilling unit, compressor, refrigeration unit and various pumps and compressors. Each system can process between 500 to 1,000 pounds of plastic per hour depending on the model purchased. Used oil containers (typically the one quart size sold to consumers) were the first focus of this new technology; however, additional scientific testing results now indicate that the technology can be profitably employed to recycle all plastics regardless of the contaminant.

     As of December 31, 2002, we had arranged with Cool Clean Technologies, Inc. a leader in the utilization of CO2 technology, to manufacture the ECO2TM Environmental System. As of December 31, 2002, Cool Clean has manufactured four ECO2TM Systems at its facility in Burnsville, Minnesota. The four prototype systems are referred to as Generation One system. Additionally, Cool Clean has manufactured a Generation Two system in Europe and the Company delivered the Gen 2 to an Italian customer in January of 2003. We have relocated two of the Gen 1's systems to Oakdale, California and expect to establish a recycling facility where the Gen 1's can be both operated to generate income as well as demonstrate the process for prospective purchasers.

Sources of Revenues

     Our principal source of revenues will be sales of the ECO2TM Environmental System. We will also provide additional services to purchasers of the ECO2TM Environmental System in exchange for recurring fees. These services will include: extended warranty upgrades, technical support and trouble-shooting, training for operators, consulting for material feedstock and products sales, and software upgrades that will allow the ECO2TM Environmental System to clean other contaminated plastic materials. We will also require purchasers of the ECO2TM Environmental System to enter into ten year maintenance agreements providing for fees of $25,000 per year, payable in equal monthly installments, for telephonic monitoring of the ECO2TM System and software upgrades.

Recycling

     With the advent of the global environmental movement, waste treatment and remediation are now worldwide. Our goal is to clean and make recyclable certain contaminated plastics that are currently not recycled. The ECO2TM Environmental System has demonstrated an ability to produce clean, 100% recyclable High-Density Polyethylene flake from used motor-oil containers and other HDPE containers used to transport used oil and to recover the residual oil attached to the plastic, with no waste by-products.

     In addition to recycling used motor oil containers, laboratory tests have proven four additional usages for our technology. They are:

     o    Pesticide Containers of HDPE (High-Density Polyethylene)

     o    Mixed HDPE Color Containers (Detergent, Shampoo and Clorox Containers)

     o    Natural HDPE Containers (Milk & Water Containers)

     o    Polyethylene Terephthalate (PET) (Soft Drink Containers)

     Although originally developed for environmental usages, when applied to the above materials the ECO2TM Systems has been shown to remove all contaminants, odors, dirt and labels from the plastic, thereby producing clean marketable flake which can be reused to produce end-products.

Technology

     Some years ago, the American aerospace industry developed a supercritical fluid technology to clean high-tech metals and composite materials. This method was then adapted to become the ECO2TM Environmental System, which offers the ability to effectively clean plastics.

     The principal technology underlying the ECO2TM Environmental System was developed by Honeywell International, Inc. and the U.S. Department of Energy. We signed a five-year license agreement, with an additional five-year license extension, with Honeywell and the DOE in June 2000.

     Our technology has been recognized as a significant environmental breakthrough and is expected to increase the percentage of plastic diverted from waste streams to recycling and reuse. Honeywell FM&T and DOE received a Governor's Award from the Missouri Chamber of Commerce in 2000 for their breakthrough innovation in recycling technology.

     We believe that our technology is unique and superior to alternative plastic cleaning systems in several respects, including the percentage of purity achieved and the elimination of secondary costs for wastewater cleanup associated with other cleaning technologies.

     In addition, compared to existing technology the ECO2TM Environmental System provides the following advantages:

     o Contaminated plastic cleaned with the ECO2TM Environmental System has a significantly higher reusable end-use than conventionally cleaned plastic. Plastic cleaned with the ECO2TM Environmental System is processed free from odors and 99%+ contaminant-free. Conventional methods have a much lower cleanliness threshold and do not deodorize. Once processed, these plastics have a much lower end-use.

     o Plastic flake cleaned with the ECO2TM Environmental System sells for significantly higher prices than conventionally cleaned plastics. Odorless and contaminant-free plastic flake yield higher prices and significantly larger profit margins.

     o Plastic recyclers have the ability to recycle oil-contaminated plastic and conventionally contaminated plastic without wastewater effluent discharge. Costs involving water-treatment are high using conventional cleaning methods, whereas with our system they are non-existent. The ECO2TM Environmental System does not use water.

     o No permits are required for effluent wastewater discharge since the ECO2TM Environmental System uses no water.

     o Energy costs operating the ECO2TM Environmental System are significantly lower than current plastic cleaning systems. Our ECO2TM Environmental System costs for energy are nearly $0.02 USD less per pound than currently used processes, yielding significantly larger profit margins.

     o Direct processing costs for recycling plastics are reduced by over 50%.

     o Both residual oil and plastic are recovered without creating waste by-products which contaminate the environment.

     o Odors associated with residual oil, pesticides and mixed HDPE plastic are eliminated. Current cleaning technology does not remove contaminant odor from recycled plastic.

     o An economical solution is provided to pressing environmental protection and pollution prevention problems associated with plastic motor oil container recovery.

     o A closed-loop system is formed which continually reuses low-cost CO2, has low electricity costs and zero environmental impact.

     o The ECO2TM Environmental System can be operated and maintained with only two semi-skilled workers.

An Ideal Solvent

     Carbon dioxide, also know as CO2, is produced by photosynthesis and constitutes .04% of the air we breathe. CO2 is also a by-product of other industrial processes, such as fermentation from distilleries. As a gas under atmospheric conditions when liquefied represents an ideal solvent with characteristics that cannot be matched by any other solvent, conventional or otherwise. It is non-toxic, non-flammable, non-hazardous waste producing, non-ozone-depleting, odorless, and cannot spill into the soil or groundwater since it becomes a gas if it escapes from the ECO2TM System. Since the CO2 that is used in this process is already in the air and is recaptured for reuse in the machines, no new CO2 is produced or added to the atmosphere over the life of the cleaning cycle. Commercially CO2 is used for, among many other things, carbonating beverages, decaffeinating coffee beans and preserving foods.

     From a performance standpoint, the ECO2TM Environmental System has distinct advantages as well. Its viscosity (the ability to flow) and surface tension (wetting capability) are orders of magnitude better than any other solvent, thus enabling the penetration of contaminates and the removal of finer particles of dirt or oil in 20 minutes or less, nearly as fast as conventional processes. The greatest benefits to using the ECO2TM Environmental System are its ability to thoroughly clean and deodorize plastic, thereby yielding significantly higher retail prices for a clean flake.

CO2 - Safe to Handle

     CO2 does not show the toxic or flammable properties associated with traditional plastic-cleaning solvents or methods. Risks connected with CO2 vary with the different states of the compound. Gaseous CO2 may cause suffocation when found in large concentrations in closed areas. Solid or liquid CO2 or cold CO2 gas (dry ice), as well as cooled equipment may cause frost burns if unprotected skin is exposed to the CO2 or the cooled equipment. The equipment used in our CO2 process is designed to handle and mitigate any such danger. It works as a closed system where the used liquid CO2 is filtered, distilled, recycled and reused.

Environmental Regulations: Permissions And Safety Restrictions

     The operation of a plastics-recycling business is subject to various regulations which differ depending on the solvent used, the laws of the country as well as local regulations. Carbon dioxide generally is subject to less regulation than other solvents.

     Permissions required to install and operate CO2 plastics-cleaning equipment are dependent upon both building department permits (local building authorities) and CO2 storage permission (storing gas requires a permit in some countries). Our manufacturer is responsible for seeing that the machines and CO2 storage vessels are manufactured in accordance with national and international safety standards.

Market Overview

Market Distinctions - Europe/Canada versus United States

     Europe/Canada: Legislation is in place prohibiting oil-contaminated products from placement into landfills. Available land for new landfills is extremely limited. Government subsidized programs exist for the recycling of all plastics. Developed in Canada, we are using the Alberta Used Oil Management Association (AUOMA) collection model to develop the collection model for use in the United States.

     United States: Legislation is in place prohibiting used-oil products in landfills in many states, but may not be strictly enforced. Government subsidized programs for recycling of all plastics are limited. New landfill space is becoming limited in the smaller Northern States but remains available in the larger states.

     Estimates indicate Europe and Canada are 15 years ahead of the United States legislatively, environmentally and structurally relating to waste recycling and collection efforts. As a result, we have chosen Europe for marketing and sales of its initial systems. Europe has nearly run out of landfills and the collective efforts to recycle all forms of waste, is prevalent in all European nations. The entire continent is politically active in their legislative efforts and recycling initiatives.

     In contrast, the United States plastic recycling and oil recycling programs have been modestly implemented and accepted in most areas for pollution prevention. There are very few formalized collection programs for motor oil containers other than in portions of South Carolina. The U.S. practice of dumping motor oil containers into landfills or disposing of them improperly is no longer tolerated in Europe.

     In order to facilitate its early marketing direction ITec determined that it would need a representative to handle inquiries and further develop markets in Europe. The Company secured the services of CESMET, a company with over 15 years experience in the Italian and European markets. CESMET, together with other consultant companies, develops industrial projects involving plastic recycling and collection for governments and the European Union.

     Although this ECO2TM Environmental System was originally developed for environmental usages, when applied to the above areas, the ECO2TM Environmental System has been shown to remove all contaminants, odors, dirt and labels from the plastic producing clean marketable flake which can be reused to produce end-products. With this increase in usage, the worldwide market for ECO2TM Environmental System increases geometrically. Ultimately, the ECO2TM Environmental System could become a primary recycling system.

Marketing And Sales

     The basis for Itec's sales strategy is to focus on the industries and countries most likely to benefit from the Company's technology. Potential customers are basically divided into two distinct segments - private enterprise plastic recyclers and government sponsored plastic recyclers.

     To date the following companies and governments have expressed interest in our technology. Those companies include: Exxon/Mobil (for system installations in: Russia, Finland, Tajikistan, Uzbekistan, Ukraine, Yugoslavia, Macedonia, Moldavia, Serbia, Bosnia, Greece, Poland, Turkey and Hungary), Shell Oil, AMEX, Ravisz from Hungary and Polis LTD. from Bulgaria, CSAV from Hungary and Politenke (Italy and Germany). Those countries whose environmental ministries have expressed interest are: Italy, Bulgaria, Hungary and Russia.

     Purchase Order Contracts of Sale have been signed for ten ECO2TM Environmental Systems in Italy and one in Hungary.

Licensing And Patents

     Itec's technology is under license from Honeywell International Inc., and the U.S. Department of Energy. Honeywell has the right to grant a license to utilize the technology to one other entity, but has not done so. Currently, there are no other licensees of this technology.

     Itec has received from the United States Patent and Trademark Office the Trademark name "ECO2" Reg No. 2,693,834.

Manufacturing

     Itec uses Cool Clean Technologies, Inc to manufacture ECO2TM Systems. Cool Clean has arranged for manufacturing to take place at the facilities of Chart Industries, Inc in Burnsville, Minnesota, for ECO2TM Systems to be delivered in the United States, and the Czech Republic for ECO2TM Systems to be delivered in Europe.

Employees

     As of June 15, 2003, we employed seven persons including our President, Chief Financial Officer and two Vice Presidents.

LEGAL PROCEEDINGS

     In early 2003, we filed a lawsuit against Fedegari Autoklavi A.G. for fraud, breach of contract and unfair business practices. This legal proceeding was filed in California Superior Court for Stanislaus County. The Defendant has moved the action to the U.S. District Court for the Eastern District of California and is seeking to have it dismissed.

     In June of 2003, we filed a lawsuit against Glenwood Marketing Associates seeking Declaratory Relief concerning a Long Term Note Payable. This legal proceeding was filed in California Superior Court for Stanislaus County

                            DESCRIPTION OF PROPERTIES

     We lease our U.S. offices from a non-affiliated party under an agreement expiring in February 2005 at a rental of $3,480 per month. Our address is 693 Hi Tech Parkway Suite 3 Oakdale, CA 95361 telephone (209) 848-3900 fax (209) 848-3906

     We rent our Italian office from an affiliate. We have a year to year lease at a rental rate of $750 per month. We believe that the terms of this arrangement are better than what we could secure from other outside sources. Our address for Italy is C/O CeSMET Laboratorio, srl. Piazza S. D'Acquisto, 6 Napoli, Italy 80134 telephone 39-081-552-5255 fax 39-081-552-8621

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


       NAME                    AGE            POSITION
       ----                    ---            --------
Gary M. De Laurentiis          58             President and Director

Andrea G. Videtta              45             Vice President Foreign
                                               Operations and Director

Lisa Ann Marie Fitzpatrick     37             Vice President Sales and
                                               Director

John R. Murray                 65             Director

Michael E. Hofmann             52             Chief Financial Officer
                                               and Director


     Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified. There are no family relationships between any of our directors or officers.

     Gary M. De Laurentiis, Chairman and CEO - Mr. DeLaurentiis has substantial business management and operating experience in the plastics recycling industry. He previously served as President of Fixcor Industries International and its wholly-owned subsidiary, Pallet Technology, from 1997 - 1999 In this role he supervised the construction of and managed operations of plastic recycling and pallet manufacturing operations in Ohio and Florida. Mr. De Laurentiis' background includes the founding and executive management of manufacturing companies engaged in electronics, recycling and plastics molding. He has supervised the construction of two recycling plants in China and one plant in Mexico, all funded through government grants. Beginning in late 1999 Mr. DeLaurentiis began the early development of the CO2 technology that would evolve into the firm Itec in March 2000.

     Andrea G. Videtta, Vice President and Director - Mr. Videtta is currently the Director of the Center for Economic and Territorial Modification ("CESMET") in Naples, Italy. CESMET is a private company working with government and industry in city planning, economic development and environmental protection. Mr. Videtta has been with CESMET since 1988. Over the past 10 years, he has completed many management and research assignments focused on the regional development of Southern Italy. Mr. Videtta has also published books and articles on regional economic development. A native of Naples he holds a Degree in Architecture from the University of Naples and is fluent in Italian, Russian and English.

     Lisa Ann Marie Fitzpatrick, Vice President and Director - Ms. Fitzpatrick is the former project manager for Fixcor Recovery Systems from1998 through 1999 where she managed the program of seeking and administering government grants. In addition she has served as the Administrative Manager of Pallet Technology where she supervised customer service, order-entry and inventory control. Ms. Fitzpatrick joined Itec in March 2000. Ms. Fitzpatrick is the daughter of Mr. De Laurentiis.

     John R. Murray, Director - Mr. Murray has over 40 years of experience in the Business and Operations Management of the Engineering, Manufacturing, Construction and Data Processing industries. In addition, as a Consultant, he has been associated with Mr. DeLaurentiis in the Planning and Development of Plastic Recycling and Plastic Manufacturing facilities in the USA and Africa. He has also served in a consultant capacity to the President of a large volume Foam Plastic manufacturer for a period of ten years. He has an extensive background in the development and funding of both domestic and foreign operations that require Federal and Foreign government participation. He functions as a Special Assistant to Mr. DeLaurentiis for the development of Eastern operations for the company, as well as for the African continent.

     Michael E. Hofmann, CFO, Director- Mr. Hofmann joined ITec in January of 2002 as CFO. He was formerly the CFO of eBioCare.com a Silicon Valley startup that provided management and services for various chronic conditions using a Web based platform for back office, order entry and accounting services. Mr. Hofmann joined eBioCare in Sept 1999. It was successfully sold to a New York State based NASDAQ firm in mid 2001. Prior to eBioCare, Mr. Hofmann work for the Robert Half International as an outside consultant form 1996 to joining eBioCare. He had over 20 years of accounting and finance experience from startups to Fortune 500 firms in a variety of processing, manufacturing and service companies, both domestic and international. Additionally, Mr. Hofmann has traveled extensively in Eastern Europe and Asia on various government and NGO assignments for USAID and their contractors. Mr. Hofmann attended San Francisco State College majoring in Engineering.

                             EXECUTIVE COMPENSATION

     The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2002 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE
                               Annual Compensation



                           Summary Compensation Table

                                    Annual Compensation       Long-term Compensation
                                --------------------------  --------------------------------
                                                    Other   Restricted   Securities   LTIP      All
                        Fiscal     Salary    Bonus  Annual  Stock       Underlying   Payouts  Other
Name                     Year        $       $      Comp.                Options(#)    $     Compensation
------------------     ---------  ---------  ---    ----   ----------  -----------  -------- ------------
Gary M. DeLaurentiis   2002       140,000   $ -    $ -                1,000,000             $ -
CEO
                       2001        90,000                             2,354,803

Lisa Fitzpatrick       2002        52,500     -      -                   -                    -
V.P.                   2001             -     -      -                  465,639
Michael E. Hofmann     2002        72,000     -      -                  500,000               -
CFO



The Company has no employment agreements with its officers. During the fiscal year ended December 31, 2002, Gary M. De Laurentiis was paid $140,000. Andrea G. Videtta was paid $0.00, Lisa A. Fitzpatrick was paid $52,500. and Michael E, Hofmann was paid $72,000 The officers and directors of the Company are reimbursed for expenses paid or incurred by them on behalf of the Company.

The Company has no retirement, pension, profit sharing or insurance or medical reimbursement plans covering its officers and directors.

Incentive Stock Option Plan

The Company has adopted an incentive stock option plan (the "Plan") under which options granted are intended to qualify as "incentive stock options" under
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the Plan, options to purchase up to 45,455 shares of Company's common stock may be granted to employees of the Company. The Plan is administered by the Board of Directors which is empowered to determine the terms and conditions of each option subject to the limitation of the exercise price cannot be less than market value of the common stock on the date of grant (110% of the market value in the case of options granted to an employee who owns 10% or more of the Company's outstanding common stock) and no option can have a term in excess of 10 years (5 years in the case of options granted to employees who own 10% or more of the Company's common stock). As of the date hereof no options have been granted under the Plan.

On May 28, 2001 the Company adopted the Beechport Capital Corp. 2001 Stock Plan (the "2001 Plan") which covers the issuance of up to 1,000,000 shares of common stock either directly or pursuant to options to eligible employees, directors, officers of and consultants and advisors to the Company. The purpose of the 2001 Plan is to promote the best interest of the Company and its stockholders by providing a means of non-cash remuneration to selected eligible participants. The shares covered under the 2001 Plan have been registered on Form S-8 under the Act. Between June and August 2001 the Company issued an aggregate of 842,000 registered shares under the 2001 Plan to 6 persons as compensation for services. On September 12, 2001 the 2001 Plan was amended to increase the issuance to 2,100,000 shares.

     On May 1, 2002 the Company adopted the Beechport Capital Corp. 2002 Stock Plan (the "2002 Plan") which covers the issuance of up to 2,000,000 shares of common stock either directly or pursuant to options to eligible employees, directors, officers of and consultants and advisors to the Company. The purpose of the 2002 Plan is to promote the best interest of the Company and its stockholders by providing a means of non-cash remuneration to selected eligible participants. The shares covered under the 2002 Plan have been registered on Form S-8 under the Act. On October 29, 2002 the 2002 Plan was amended to increase the issuance to 6,000,000 shares. During calendar year 2002 the Company issued an aggregate of 5,500,000 registered shares under the 2002 Plan to 5 persons as compensation for services.

     In March 2003 the Board authorized the issuance of up to 20,000,000 shares under S-8 filings for Employee Stock Option Plan and services performed for the Company. The purpose of the 2003 Plan is to promote the best interest of the Company and its stockholders by providing a means of non-cash remuneration to selected eligible participants. The shares covered under the 2003 Plan have been registered on Form S-8 under the Act. On March 10, 2003 the 2003 Plan was amended to increase the issuance to 20,000,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an agreement effective April 25, 2000 between Itec and Glenwood Marketing Association, Inc. ("GMA") (the "GMA Agreement"), GMA made a loan to the Company of $1,100,000. From the $1,100,000 loan ITec agreed to pay $200,000 of fees to GMA. The loan bears interest at 10% per annum, payable in monthly interest only payments for 36 months. Itec agreed to amend its Articles of Incorporation to allow the issuance of preemptive and preferential rights to GMA to purchase shares pursuant to approval of the Board of Directors. Itec also agrees to promulgate a resolution of the Board to convey to GMA 20% of Itec's issued and outstanding common stock and to vest GMA with preferential rights to acquire additional shares at no cost to GMA when additional shares were issued, so as to maintain GMA's stock ownership position at 20% of the issued and outstanding common stock of ITec. Pursuant to the GMA Agreement, GMA's interest shall not be diluted except that this provision shall not apply if Itec's stock becomes publicly traded. Itec further agreed to pay GMA a $20,000 per month consulting fee for a period of 24 months to allow GMA to appoint one member of Itec's Board of Directors and to grant GMA the right of first refusal on leasing of all machines build by the manufacturer of the equipment related to the License Agreement. According to the terms of the GMA Agreement, Itec was to become publicly traded within 12 months of the loan agreement at which time all the officers and directors of ITec would agree to a two year lockup of their stock. GMA agreed to convert the loan to preferred stock upon Itec becoming a public company. The preferred stock was to contain provisions for redemption suitable to both parties. Itec also agreed that at least two of the Board members would approve verbally expenditures of more than $5,000. The GMA Agreement also contains a covenant to indemnify GMA with respect to losses it may incur in connection with the conduct of its business with Itec. In June of 2003 the Company filed a lawsuit against Glenwood Marketing Associates seeking Declaratory Relief concerning a Long Term Note Payable. This legal proceeding was filed in California Superior Court for Stanislaus County

     On July 5, 2000, ITec's Board of Directors approved and authorized Itec to loan up to $250,000 to Gary M. De Laurentiis, President and a director of the Company. The loan is unsecured, with interest only payable for 10 years and the total principal due at the end of that period. As of December 31, 2002 principal in the amount of $236,973 had been advanced by the Company and interest had been waived.

     The Company has a year to year contract with CESMET Laboratorio of Naples, Italy. CESMET is 50% owned by Mr. Andrea Videtta a director and Vice President of Itec. CESMET provides sales, administrative and governmental relations services for Itec and acts as our European agent

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of June 1, 2003 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person's address is c/o ITec Environmental Group, Inc., 693 Hi Tech Parkway Suite 3 Oakdale, CA 95361.

  Name and Address                     Amount and Nature of         Percentage
of Beneficial Owner                     Beneficial Owner            of Class
-------------------                    --------------------         ----------
Gary M. De Laurentiis                      2,354,803 (1)               4.3%
14699 Holman Mountain Road
Jamestown, California  95327

Andrea G. Videtta                            592,027                   1.1%
Vico Lungo Trinita degli Spagnoli 18a
80134 Napoli, Italy

Lisa Ann Marie Fitzpatrick                   465,639 (1)               0.8%
12933 150th Court North
Jupiter, Florida  33478

John R. Murray                                     0                   0.0%
7 Maxson Ave.
Locust, NJ 07760

Michael E. Hofmann                         2,000,000                   3.6%
13330 Valley Home Rd
Valley Home, Ca 95361

All Directors and Officers                 5,412,469                   9.8%
as a Group (5 persons)

---------------


(1) Mr. De Laurentiis is the father of Ms. Fitzpatrick and disclaims beneficial ownership of all shares held by her.

                            DESCRIPTION OF SECURITIES

     The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

     Our Amended Articles of Incorporation authorize the issuance of 750,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. The Board of Directors, from time to time in its sole discretion, has the authority to fix the powers, rights, qualifications, limitations, and restrictions pertaining to the preferred stock.

Limitation Of Liability: Indemnification

     Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

     The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                  LEGAL MATTERS

     The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

     Our financial statements at December 31, 2002 and 2001 appearing in this prospectus and registration statement have been audited by Henry Schiffer, CPA an Accountancy Corporation, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             CHANGES IN ACCOUNTANTS

     There have been no disagreements between the Company and its independent accountants on any matter of accounting principles or practices or financial statement disclosure since the Company's inception.

     As of February 5, 2002 Schumacher & Associates, Inc. Certified Public Accountants, ("Schumacher") ceased to be the independent auditors for the Company. Such firm's reports on the financial statements of the Company for the past two years did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principals. The decision to change accountants was recommended by the Board of Directors of the Company (the Company not having an audit or similar committee) and was made solely because of the Board's decision to relocate the principal operations of the Company to California.

     During the Company's two most recent fiscal years and through the date of termination there were no disagreements with Schumacher on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schumacher would have caused Schumacher to make reference to the subject matter of such disagreements in connection with its reports.

     During the Company's two most recent fiscal years and subsequent thereto the Company was not advised by Schumacher of any matters required to be disclosed under this item.

     On February 5, 2002 the Company engaged Henry Schiffer, C.P.A., Accounting Corporation ("Schiffer") to audit the financial statements of the Company for the years ended December 31, 2001 and 2002. At no time prior thereto had the Company consulted Schiffer regarding any accounting matters.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of ITec Environmental Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

     We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

     We furnish our stockholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS

                         ITEC ENVIRONMENTAL GROUP, INC.

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2001


REPORT OF INDEPENDENT ACCOUNTANTS                                                                            F-2

FINANCIAL STATEMENTS
      BALANCE SHEET                                                                                          F-3
      STATEMENTS OF INCOME                                                                                   F-5
      STATEMENT OF STOCKHOLDERS' EQUITY                                                                      F-6
      STATEMENTS OF CASH FLOWS                                                                               F-7
      NOTES TO FINANCIAL STATEMENTS                                                                      F-8 to F-15

                    INTERIM (UNAUDITED) FINANCIAL STATEMENTS
                                 MARCH 31, 2003

REPORT OF INDEPENDENT ACCOUNTANTS                                                                           F-16

FINANCIAL STATEMENTS
      BALANCE SHEET                                                                                         F-17
      STATEMENTS OF INCOME                                                                                  F-19
      STATEMENT OF STOCKHOLDERS' EQUITY                                                                     F-20
      STATEMENTS OF CASH FLOWS                                                                              F-21
      NOTES TO FINANCIAL STATEMENTS                                                                     F-22 to F-29

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Shareholders
ITEC ENVIRONMENTAL GROUP INC.
(A Development - Stage Company)

I have audited the accompanying consolidated balance sheet of ITEC ENVIRONMENTAL GROUP Inc. for the twelve months ending December 31, 2002 and 2001 and the related consolidated statements of income and changes in stockholders' equity, and cash flows for the periods ended December 31, 2002 and 2001. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted accounting standards. In my opinion, the consolidated financial statements referred to above present fairly, the consolidated financial position of ITEC ENVIRONMENTAL GROUP INC., a development stage company, for the date indicated above and the results of its consolidated operations, stockholders' equity and cash flows for the year then ended in conformity with generally accepted accounting principles consistently applied.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the Notes to the consolidated financial statements, the Company has sustained losses from initial startup costs and has a lack of substantial capital that raises doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                            /s/ Henry Schiffer, CPA
                            ----------------------------
                            Henry Schiffer, CPA
                            An Accountancy Corporation
                            Beverly Hills, California
                            March 28, 2003

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                         DECEMBER 31,    DECEMBER 31,
                                                             2001           2002
                                                       -------------    -------------
               Assets
Current Assets
        Cash and cash equivalents                       $     4,253      $   (11,790)
        Accounts Receivable                                  36,951           51,774
        Inventory                                                            238,466
        Employee Advance                                          0            8,000
                                                       -------------    -------------
                  Total current assets                       41,204          286,450

Fixed Assets
        Furniture and equipment net of
        Depreciation of $3,321-2001, 13,675-2002             11,959          106,189
                                                       -------------    -------------

                  Total fixed assets                         11,959          106,189

Other Assets
        License Fee                                          63,000           50,000
        Note Receivable-President                           236,973          236,973
        Allowance for doubtful notes                                        (186,604)
        Deposits                                                               5,153
        Prepaid Expenses                                                      10,472
        Other-(Misc.)                                         7,565           40,589
                                                       -------------    -------------
                  Total other asets                         307,538          156,583
                                                       -------------    -------------

                  Total Assets                          $   360,701      $   549,222
                                                       =============    =============

See accompanying notes to financial statements

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS, Continued

                                                         DECEMBER 31,    DECEMBER 31,
                                                             2001           2002
                                                       -------------    -------------
               Liabilities & Stockholders' (Deficit)

Current Liabilities
        Accounts Payable                                $   524,120      $   782,995
        Accrued Liabilities                                 122,621           72,092
                                                       -------------    -------------
                  Total Current Liabilities                 646,741          855,087

Other Liabilities
        Note Payable G M A                                1,100,000        1,100,000
        Note Payable Italian Investors                      815,230          815,230
        Deferred Revenue                                    129,875          170,000
        Other                                                   -            145,053
                                                       -------------    -------------
                  Total Other Liabilities                 2,045,105        2,230,283
                                                       -------------    -------------
                  Total Liabilities                       2,691,846        3,085,370
                                                       -------------    -------------

Stockholders' (Deficit)
        Preferred Stock, $0.001 par value,                                         0
          10,000,000 shares authorized
        Common Stock, $0.001 par value                        1,000          254,715
          750,000,000 shares authorized
          41,997,068 outstanding at 12/31/02
        Paid In Capital                                   1,111,380        3,517,163
        (Deficit) accumulated during
          Development stage                              (3,634,213)      (6,308,025)
                                                       -------------    -------------
                  Total Stockholders' Deficit            (2,521,833)      (2,536,147)
                                                       -------------    -------------
                  Total Liabilities & Stockholders'
                   Deficit                              $   360,701      $   549,222
                                                       =============    =============


See accompanying notes to financial statements

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF INCOME
                            AND COMPREHENSIVE INCOME


                                                      12 Months Ended
                                                -----------------------------
                                                 December 31,    December 31,
                                                     2001            2002
                                                -------------   -------------
Revenues                                          $      -       $    24,048
Interest Income                                       (1,322)            -
                                                -------------   -------------
        Total Income                                  (1,322)         24,048

Cost of Goods                                                         16,706

Gross Profit                                      $    7,342              2

Operating Expenses
    Consulting Fees                                1,416,704         921,350
    Advertising                                            0           1,087
    Auto expense                                           0              44
    Payroll                                          268,867         498,324
    Italian Expenses                                 192,387         118,346
    Professional Fees                                 98,859         213,557
    Research and Development                          60,000          12,740
    Travel & Entertainment                            77,494          80,154
    Engineering                                       53,569         137,563
    Telephone                                         31,816          32,510
    Insurance                                         27,451          13,277
    Rent / Utilities                                  21,939           5,286
    Depreciation                                                       8,082
    Licenses and Permits                                                 503
    Other-(Misc.)                                     60,379          88,276
    Interest Expense                                  74,982         175,471
    Debt Placement Cost                           -                  192,834
    Currency Conversion Net Loss                       5,954             140
        Total Operating Expenses                   2,390,401       2,499,544
                                                -------------   -------------

         Total Net Income (Loss)                 ($2,389,079)    ($2,492,202)
                                                =============   =============


41,997,068 shares outstanding earnings per share                     ($0.059)

Fully dilulated basis 43,997,068 shares outstanding                  ($0.057)

See accompanying notes to financial statements

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE PERIOD ENDED DECEMBER 31, 2002

                                   No. of Common     Stock        Additional      Accumulated       Total
                                    Stock Shares     Amount     Paid-In Capital     Deficit
                                  ---------------------------------------------------------------------------

Balance at December 31, 2000           6,651,987       1,000              -        (1,209,661)    (1,208,661)

Balance at December 31, 2001          12,692,000     212,608        1,090,460      (3,803,028)    (2,499,960)

Net Loss for the period ended
   December 31, 2002                                                               (2,492,201)    (2,492,201)

Common Stock issued for services
     December 31,  2002                6,200,000       6,200          932,238                        938,438

Common Stock issued for debt
    December 31, 2002                 23,105,068      23,105        1,507,267                      1,530,372

Conversion to $0.001 par stock                        12,802          (12,802)        (12,796)       (12,796)

                                  ===========================================================================
Balance at December 31, 2002          41,997,068     254,715        3,517,163      (6,308,025)    (2,536,147)
                                  ===========================================================================

See accompanying notes to financial statements

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                             STATEMENT OF CASH FLOWS


                                                         12 Months Ended
                                                   ----------------------------
                                                   December 31,    December 31,
                                                       2001            2002
                                                   ------------    ------------
Cash Flows From Operating Activities
    Net Income (Loss)                              ($2,389,079)    ($2,492,201)
        Adjustments to reconcile net income               -
        (loss) to net cash (used in)
        provided by operating activities:
        Increase in accounts payable, accrued
        expenses and other
        (Increase) in other assets                   1,060,236         169,735
                                                  -------------   -------------
    Net cash (used in) provided by operating
     activities                                     (1,328,843)     (2,322,466)
                                                  -------------   -------------

Cash Flows From Investing Activities
    Net cash used in investing activities              (48,761)       (162,387)
                                                  -------------   -------------

Cash Flows From Financing Activities
        Proceeds from notes payable
        Issuance of common stock                                        63,027
        Capital raised                               2,197,780       2,405,672
        Note payable GMA                            (1,100,000)
                                                  -------------   -------------

    Net cash (used in) provided by financing
     activities                                      1,097,780       2,468,699
                                                  -------------   -------------
    Net increase in cash                                   -               -

    Net decrease in cash                              (279,824)        (16,154)

    Cash, beginning of period                          284,077           4,253
                                                  -------------   -------------

    Cash, end of period                            $     4,253       ($ 11,901)
                                                  =============   =============

See accompanying notes to financial statements

                  ITEC ENVIRONMENTAL GROUP, INC AND SUBSIDIARY
                          (A Development-Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1 - Summary of Significant Accounting Policies:

This summary of significant accounting policies of Itec Environmental Group, Inc. (f/k/a Beechport Capital Corp.) and Subsidiary is presented to assist in understanding the Company's financial statements and is stated in United States dollars. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

(a) General

Beechport Capital Corp. ("Beechport") was organized as a Colorado corporation on January 24, 1989, in order to evaluate, structure and complete a merger with or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

ITEC Environmental Group, Inc. ("Itec") was incorporated under the laws of the State of Delaware on March 28, 2000. Itec was formed for the purpose of acquiring certain patented technology and the development of a worldwide market for its usage.

At a special September 27, 2002 meeting of the shareholders of Beechport Capital Corp., the Company authorized changing its name by merging into its wholly-owned subsidiary Itec Environmental Group, Inc. thus changing the domicile of the Company from Colorado to Delaware.

The Company's business plan is to attempt to build on the foundation of the patented technology and proprietary equipment and to form strategic alliances and a management team to become a worldwide supplier of oil and agricultural chemical container recycling equipment and related systems. The Company's initial marketing of the technology will be concentrated in Italy but is intending to market in the future in the United States and other countries. The Company has elected to use a stage development company since planned principal operations have not yet commenced.

The Company's subsidiary, Environmental Recycling Service of America, Inc. ("ERSA") was incorporated under the laws of the State of California on March 6, 2002. ERSA will process and recycle plastic containers using the ECO2 system developed and sold by Itec.

Unless the context indicates otherwise all references herein to the Company include Itec Environmental Group, Inc. its predecessor Beechport Capital Corp. and its wholly-owned subsidiary Environmental Recycling Service of America, Inc.

(b) Per Share Information

Per share information is determined using the weighted average number of shares outstanding.

(c) Furniture and Equipment

Furniture and equipment will be carried at cost, net of accumulated depreciation. Depreciation will be computed using straight-line methods over estimated useful lives of the assets ranging from three to seven years.

(d) Revenue and Expense Recognition

As of December 31, 2002, the Company had revenue $24,000. The Company intends to recognize revenues from sales of equipment upon delivery as per SAB 101.

The Company intends to contract with others for the manufacturing of the equipment. General and administrative expenses and the costs of advertising are expensed as incurred.

(e) Concentrations

Financial instruments that potentially subject the company to concentrations of credit risk consist principally of temporary cash investments and cash equivalents and trade accounts receivables. At December 31, 2002, the Company had no amounts of cash or cash equivalents in U.S. financial institutions in excess of amounts insured by agencies of the U.S. Government. At December 31, 2002 the Company had trade receivables of $51,000 from domestic customers. Future trade receivables are expected to be principally from customers in Italy. Since initial anticipated customers will be from one geographic location, a concentration of credit risk could exist due to potential changes in economic activity in that area. The Company does not require collateral for its trade accounts receivables.

(f) Cash Equivalents

The Company considers all short-term investments in securities that mature in 90 days or less to be cash equivalents

(g) Allowance for Doubtful Accounts

Based on collection experience of the Company, no allowance for doubtful accounts has been provided. Historically the Company has never had any material amounts of uncollectible accounts. Provision for doubtful account at December 31, 2002 is for a receivable from an officer stockholder without adequate collateral.

(h) Use of Estimates in the Preparation of Financial Statements -----------------------------------------------------------The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(i) Geographic Area of Operations

The Company operates its business principally in Italy. The potential for severe financial impact can result from negative effects of economic conditions within the markets or geographic areas. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty.

Note 2 - Basis of Presentation - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about the Company's ability to continue as a going concern. Management is attempting to raise additional capital.

In view of these matters, continuing, as a going concern is dependent upon the Company's ability to meet its financing requirements, raise additional capital, and the success of its future operations or completion of a successful business combination. Management believes that actions planned and presently being taken to raise additional capital to provide the opportunity for the Company to continue as a going concern.

Note 3 - Common Stock

The Articles of Incorporation of Itec authorize a maximum of 750,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. At December 31, 2002, 41,997,068 shares of common stock were issued and outstanding.

On April 1, 2000, Itec entered into stock subscription agreements for the issuance of 1,000 shares at $1.00 per share.

On July 3, 2000 Itec's Board of Directors approved the Company entering into loan/investment agreements with various Italian investors not to exceed $875,000. The Board also authorized the payment of a 10% commission on the funds raised by the loan/investment agreements. The term of the loans as agreed to by the Board would be three years. Interest would be payable monthly with the total principal due in three years. The investors would have the right to participate in future issuances of common stock on a pro rata basis, except that this provision shall not apply prior to a business combination transaction in which the common stock of Itec would become publicly traded, or if Itec were to consummate an initial public offering.

On July 15, 2000, the Board also authorized the issuance of up to 15% of Itec's common stock to the various Italian investors. In lieu of Itec's entering into loan/investment agreements described above, a revised agreement between Itec's President and the Italian investors was used which allowed participants in the Italian GPDP Program to make loans at a rate of $5,500 per share of Itec common stock. Funds thus generated (approximately $815,230 at March 31, 2002) were to be repaid when Itec became a public company. Upon repayment of the advances, the investors would retain their stock ownership. To comply with various Italian regulations, Itec's President personally issued shares of Itec's common stock to the Italian investors. The funds advanced from the investors were deposited in accounts in ITEC's President's name and the advances were to Itec's President. Due to the substance of the transaction over its form, the transactions have been shown as Itec transactions with the cash balances and advances payable recorded on the financial statements. Itec's President has represented that the funds received are assets of Itec and Itec has assumed the related obligations.

On May 4, 2001 Beechport entered into a share exchange agreement with Itec to acquire all the issued and outstanding shares of common stock of Itec in exchange for 6,651,987 shares of Beechport's common stock. This business combination resulted in the shareholders of ITEC owning approximately 66.5% of the issued and outstanding shares of the Company's common stock (10,000,000 shares were outstanding upon completion of the transaction), and the Company holding 100% of the issued and outstanding shares of Itec's common stock.

On May 28, 2001, the Company adopted the Beechport Capital Corp. 2001 Stock Plan, which covers the issuance of up to 1,000,000 shares of common stock, either directly or pursuant to options, to eligible employees, directors, officers, consultants and advisors of the Company. The purpose of the plan is to promote the best interest of the remuneration to selected eligible participants. On June 7, 2001, the Company filed a registration statement on Form S-8 (File No. 333-62520) to register the shares covered under the Plan.

In June and September of 2001 the Board authorized the issuance of up to 2,100,000 shares under S-8 filings for services performed for the Company. 1,992,000 shares were issued in early July. The Company's stock was trading in the range of $0.50 to $0.90 with a five-day average of $0.72 per share. The discount allowed was set at 25% resulting in a valuation of $0.54 per share. One hundred thousand shares were issued in late September 2001. The Company's stock was trading in the range of $0.28 to $0.43 with a five-day average of $0.36 pr share. The discount allowed was set at 25% resulting in a valuation of $0.27 per share.

In December 2001 the Company agreed to issue up to 5,000,000 shares of common stock in an offering to be conducted outside the United States. As of December 31, 2002 an aggregate of 5,016,508 shares of common stock had been issued with the Company receiving net proceeds of $1,194,000 or $.24 per share. In July 2002 the Company agreed to issue up to 7,500,000 shares of common stock in an offering to be conducted outside the United States. As of December 31, 2002 an aggregate of 7,033,242 shares of common stock had been issued and the Company had received net proceeds of $327,000 or $.05 per share. As of December 31, 2002 the bid price for the Company's common stock was approximately $.06 per share.

Note 4 - Notes Payable

Itec entered into an agreement with Glenwood Marketing Associates, Inc., (GMA) effective April 25, 2000 whereby GMA agreed to lend $1,100,000 to Itec. From the $1,100,000 loan Itec agreed to pay $200,000 of capital formation fees to GMA.

The loan bears interest at 10% per annum payable in monthly interest only payments for the 36-month term of the loan. Itec agreed to amend its articles of incorporation so as to allow the issuance of a preemptive and preferential right to purchase shares pursuant to Board of Director approval. The Company agreed to promulgate a Board resolution to convey to GMA 20% of the Company's issued and outstanding common stock and further that Board shall vest GMA with preferential rights to acquire additional shares, at no cost to GMA, when additional shares are issued, so as to maintain GMA's stock ownership position at 20% of the issued and outstanding common stock. GMA's interest shall be non-diluted, except that this provision shall not apply if the Company's common stock becomes publicly traded.

The Company agreed, pursuant to this agreement, to pay GMA a $20,000 per month consulting fee for 24 months, to allow GMA to appoint one member of the Company's Board and to grant GMA a first right of refusal on leasing of all machines built by the manufacturer of the equipment related to the license agreement.

According to the terms of the agreement, the Company will become publicly traded within twelve months of the loan agreement at which time all the officers and directors of the Company will agree to a two year lock up of their Company stock, GMA agreed to convert the debt to preferred stock upon Itec becoming a public company. The preferred stock will contain provisions for redemption suitable to both parties. The Company also agreed that at least two of the Company's Board members would approve verbally any Company expenditure of more than $5,000.

The Company has also conveyed a covenant, so long as GMA acts in accordance with the terms of the agreement, to hold GMA harmless from any and all claims that may accrue and to indemnify and hold GMA harmless from any and all losses, claims, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements, which may be imposed upon or incurred by GMA with the conduct of its own business with the Company.

Note 5 - Leases

Effective April 2001 the Company entered into a lease agreement for office facilities in California. Under terms of the lease, the Company agreed to pay monthly lease payments of $900 for 36 months.

Future minimum rentals under this operating sub-lease are as follows:

Year Ending December 31,


                           2003                             10,800
                           2004                              3,600
                                                      ------------
                           Total                      $     17,100
                                                      ============



Note 6 - Technology License

Effective June 30, 2000, the Company entered into a five-year patent license agreement with Honeywell International, Inc. (Honeywell) whereby the Company obtained a non-exclusive, nontransferable worldwide license to practice the methods and to make, use, and sell, the products and/or covered by the proprietary rights limited to the field of use of separating and recovering motor oil from high density polyethylene plastic. Under the terms of the agreement the Company agreed to pay a $50,000 non-refundable initial license fee and an additional minimum annual royalty commencing upon delivery of the first equipment to an Itec customer, of the greater of $50,000 or 5% of the gross sales of all products sold and services sold in the United States and 3% of the products or services sold in countries other than the United States. The initial license fee of $50,000 is not creditable toward the minimum annual royalty and was payable in three equal installments. The first was due upon the execution of the contract, the second on December 1, 2001 and the third on April 1, 2001. At March 31, 2002, $33,333 was accrued as a liability.

On April 25, 2001, Honeywell revised the payment schedule to reflect the updated delivery schedule so that the previous December 1, 2001 payment is now due May 30, 2001 and the final payment due March 31, 2003. As of March 31, 2002, the $16,667 paid and the additional $33,333 accrued have been accounted for as prepaid expenses based upon the revised agreement whereby these amounts apply only upon shipment of the first equipment systems. The amounts are not refundable and will be expensed upon shipment. This agreement shall automatically renew for additional one-year periods after the end of the initial five-year term unless written notice is given by either party of its intent to terminate the agreement. Honeywell may terminate this agreement in the event of bankruptcy or insolvency of the Company, an assignment for the benefit of creditors of the Company, the nationalization of the industry which encompasses any products or services, any suspension of payments under the terms of the agreement by government regulation, the Company's failure to commence manufacture of the agreement, a substantial change in ownership of the Company (whether resulting from merger, acquisition, consolidation or otherwise), another company or person acquiring control of the Company, or the existence of a state of war between the United States and any country where the Company has a license to manufacture products of services. In addition, if either party to the agreement defaults for any reason in any of the obligations under the terms of the agreement, the other party will have the right to terminate the agreement by giving at least 60 days written notice.

There are no rights to sub-license granted under the terms of this agreement. The Company has agreed to invest in the commercial development of the technology and market for the product by committing resources at minimum in accordance with various requirements as set forth in the commercialization plan provided by the Company for consideration to Honeywell when the Company applied for the license. The terms of the agreement require the Company to observe all applicable United States and foreign laws, regulations, rules, and decrees with respect to the transfer of the proprietary rights and related technical data to foreign countries and failure to conform to such laws, regulations, rules and decrees may result in criminal liability.

The $50,000 license fee is recorded as a prepaid expense and will be recorded as an intangible asset when production begins. The intangible asset cost is being amortized over the five-year initial term of the license agreement on a straight-line basis. Management's policy with respect to long-lived assets, including intangible assets, is to periodically review the carrying amounts, at least annually, to determine if there is any impairment in the carrying value. As of December 31, 2002, management believes that there is no impairment in the carrying value of any of its long-lived assets.

Note 7 - Exclusive Supply Contract

On August 30, 2000 the Company entered into an exclusive five-year supply contract with Fedegari Autoklavi A.G. (Fedegari), an Italian equipment manufacturer. Under the terms of the agreement, the Company and Fedegari agreed that Fedegari would be the exclusive supplier of the equipment used to implement the technology licensed from Honeywell and that the Company would be the exclusive buyer of this equipment supplied by Fedegari. The Company agreed to pay Fedegari a $50,000 design fee, of which $25,000 was paid as of December 31, 2000 with the remaining $25,000 payable upon completion of the prototype. In addition, the Company has agreed to pay Fedegari $150,000 for the initial prototype model of the equipment. As of March 31, 2002, the prototype had not been completed but the company has advanced $60,000 of the $150,000. Therefore, no liability has been provided for in the accompanying financial statements. A material commitment exists with respect to this matter.

Future prices of the equipment, according to the terms of the contract, shall be agreed upon by the parties each year during the delivery schedule preparation process, with all future increases or decreases mutually agreed upon based upon market factors, such as equipment and material costs, competition and related matters. The exclusive provisions are subject to various performance requirements. According to contract, the five-year term will be subsequently renewed for successive periods as mutually agreed by the parties, unless a request of termination is sent by one party to the other not less than twelve months prior to the current expiration date. If the Company terminates the contract without twelve months prior notice and it decides not to continue marketing the technology system, the Company agreed to allow Fedegari the right to take over the rights to manufacture and sell the system independently.

Since the Honeywell license is non-transferable this provision may not be binding and may be a misrepresentation in the contract. Contingencies exist with respect to this matter, the ultimate resolution of which cannot presently be determined.

According to the terms of the contract, the contract shall be governed by the laws of Switzerland, without reference to principles of conflict of laws, except that the United Nations Convention on Contracts for Sale of Goods shall not apply. Both parties have agreed that the exclusive jurisdiction over any legal action arising out of or in connection with the contract shall only be brought in the International Court in Geneva, Switzerland.

Note 8 - Receivable Related Party

On July 5, 2001 the Company's Board of Directors approved and authorized the Company to make a loan of $250,000 to the Company's President. The loan, according to the minutes of the Board meeting, is interest only for ten years with the total principal due at the end of ten years. Interest has been waived in the years ended December 31, 2000, 2001 and 2002 by the board of directors. As of December 31, 2002, $236,973 was advanced on the loan. On April 5, 2001 the company advanced Intermode (an Italian company) $36,951 in connection with product development.

Note 9 - Agreement

The Company has entered into an agreement with Cesmet Laboratories SRL, an Italian company for a cooperative effort in development of the General Plastic Development Program (GPDP) and the oversight of Itec's Italian operations. The fees for this agreement are on a time and expense basis billed monthly.

Note 10 - SUBSIDIARY

On April 11, 2001, Itec formed a wholly owned subsidiary and incorporated it as a Delaware corporation known as EC02 Environmental Systems. The only activity to date was the registration of a trademark for EC02.

NOTE 11 - Subsequent Events

In early 2003 the Company filed a lawsuit against Fedegari Autoklavi A.G. for fraud, breach of contract and unfair business practices. This legal proceeding was filed in California Superior Court for Stanislaus County.

In January 2003 Itec leased a 6,900 square ft. industrial building to set up the ECO2 cleaning system. This location will serve as both a testing and demonstration site. Itec moved its corporate office to this location in February 2003.

            REVIEW REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Shareholders
ITEC ENVIRONMENTAL GROUP, INC.
(A Development Stage Company)

I have reviewed the accompanying consolidated balance sheet of ITEC ENVIRONMENTAL GROUP, INC. for the three months ending March 31, 2003 and the related consolidated statements of income and changes in stockholders' equity, and cash flows for the period ended March 31, 2003. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my review in accordance with generally accepted accounting standards. In my opinion, the consolidated financial statements referred to above present fairly, the consolidated financial position of ITEC ENVIRONMENTAL GROUP INC., a development stage company, for the date indicated above and the results of its consolidated operations, stockholders' equity and cash flows for the period then ended in conformity with generally accepted accounting principles consistently applied.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the Notes to the consolidated financial statements, the Company has sustained losses from initial startup costs and has a lack of substantial capital that raises doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Henry Schiffer, CPA
An Accountancy Corporation
Beverly Hills, California
May 20, 2003

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET



                                                     As of        As of
                                                    3/31/03      12/31/02
                                                  -----------   -----------
                                                  (Unaudited)
   ASSETS

Current Assets
      Cash & Cash Equivalents                     $    (4,786)  $   (11,791)
      Accounts Receivable                              38,029        51,774
      Inventory                                       251,466       238,466
      Other                                            33,800         8,000
                                                  -----------   -----------
   Total Current Assets                               318,509       286,449

Fixed Assets
      Furniture & Equipment net of Depreciation        12,105        13,675
      Equipment Recycling                              96,151        92,514
                                                  -----------   -----------
   Total Fixed Assets                                 108,256       106,189

Other Assets
      Allowance Doubtful Accounts                    (186,605)     (186,605)
      Deposits                                          4,254         5,154
      Prepaid Expenses                                 10,091        10,472
      Note Receivable                                 242,263       236,973
      Prepaid License Fees                             50,000        50,000
      Leasehold Improvements                            7,448
      Other-misc                                        4,600        40,589
                                                  -----------   -----------
   Total Other Assets                                 132,051       156,583
                                                  -----------   -----------
   Total Assets                                   $   558,817   $   549,222
                                                  ===========   ===========

See accompanying notes to financial statements.

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED BALANCE SHEET, continued



                                                     As of         As of
                                                    3/31/03      12/31/02
                                                  -----------   -----------
                                                 (Unaudited)
      LIABILITIES

Current Liabilities
      Accounts Payable                            $   844,463   $   782,995
      Accrued Liabilities                              72,092        72,092
      Accrued Payroll                                 185,091       131,891
      Payroll/Sales Tax Liabilities                     2,571        13,162
                                                  -----------   -----------
   Total Current Liabilities                        1,104,217     1,000,140

Other Liabilities
      Deferred Revenue                                343,577       170,000
      Note Payable GMA                              1,100,000     1,100,000
      Notes Payable                                   716,653       815,230
                                                  -----------   -----------
   Total Other Liabilities                          2,160,230     2,085,230
                                                  -----------   -----------
   Total Liabilities                                3,264,447     3,085,370
                                                  -----------   -----------
   EQUITY

   Preferred Stock, no par value
       10,000,000 shares authorized none
       issued & outstanding
   Common Stock, no par value,
      750,000,000 shares authorized, 45,297,068
      shares issued & outstanding at 3/31/03          258,015       254,715
   Paid in Capital                                  3,598,863     3,517,163
   Accum deficit current period                      (254,482)   (2,492,202)
   Accum deficit during
      Development stage                            (6,308,025)   (3,815,823)
                                                  -----------   -----------
   Total Stockholders' deficit                     (2,705,630)   (2,536,148)
                                                  -----------   -----------
Total Liabilities & Stockholders' Equity          $   558,817   $   549,222
                                                  ===========   ===========

See accompanying notes to financial statements.

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF INCOME
                            AND COMPREHENSIVE INCOME
                                   (UNAUDITED)



                                                       Three Months Ended
                                                  -------------------------
                                                March 31, 2003  March 31, 2002
                                                --------------  --------------
Revenues
   Fees                                           $     5,000   $         -
                                                  -----------   -----------
      Total Income                                      5,000             -

Operating Expenses
   Consulting Fees                                     11,375        51,166
   Payroll                                             83,232       121,857
   Italian Expenses                                    47,645        26,274
   Professional Fees                                   34,172        42,061
   Research and Development                                           1,000
   Travel and Entertainment                             3,252        25,667
   Engineering                                                        2,175
   Freight & Delivery                                   2,732         5,683
   Public Relations                                     2,745        17,933
   Stock Commissions and Expenses                         502        74,855
   Utilities                                            6,288         7,152
   Insurance                                            6,141           216
   Rent                                                 9,860         2,700
   Other-Misc                                           3,958        18,896
   Repairs                                              3,042
   Contract Labor                                       2,595
   Dues and Subscriptions                                 462
   Office Supplies                                      3,127
   Equipment Lease                                      4,790
   Postage                                                717
   Taxes                                                2,200
   Trade Shows and Printing                                27
                                                  -----------   -----------
      Total Operating Expenses                        228,862       397,635

Other Income (expense)
   Depreciation                                         2,042
   Interest                                            28,579         9,413
   Currency Conversion Net Loss

      Total Net Income (Loss)                     $  (254,483)  $  (407,048)
                                                  ===========   ===========

See accompanying notes to financial statements.

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE PERIOD ENDED MARCH 31, 2003


                                   No. of Common     Stock        Additional      Accumulated       Total
                                    Stock Shares     Amount     Paid-In Capital     Deficit
                                  ---------------------------------------------------------------------------
Balance at December 31, 2000           6,651,987       1,000              -        (1,209,661)    (1,208,661)

Balance at December 31, 2001          12,692,000     212,608        1,090,460      (3,803,028)    (2,499,960)

Balance at December 31, 2002          41,997,068     254,715        3,517,163      (6,308,025)    (2,536,147)

Net Income for the period ended
   March 31, 2003                                                                    (254,482)      (254,482)

Common Stock Issued
   March 31, 2003                      3,000,000       3,000           67,000                         70,000

Common Stock issued for services
   March 31, 2003                        300,000         300           14,700                         15,000

                                      ----------------------------------------------------------------------
Balance at March 31, 2003 (unaudited)   45,297,068    $258,015       $3,598,863     $(6,562,507)   $(2,705,629)
                                      ======================================================================


See accompanying notes to financial statements.

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


                                                      Three Months Ended
                                                  -------------------------
                                                March 31, 2003  March 31, 2002
                                                --------------  --------------
Cash Flows From Operating Activities
   Net Income                                     $  (254,482)  $  (407,048)
   Adjustments to reconcile Net Income
   to net cash provided by operations:
      Increase in accounts receivable                  13,745
      Increase in accounts payable, accrued           104,459        35,265
      expenses and other
      Increase in deferred revenue                    173,577
      Increase/decrease in other assets               (16,000)        1,099
                                                  -----------   -----------
Net Cash provided by Operating Activities              21,299      (370,684)
                                                  -----------   -----------
Cash Flows From Investing Activities
      Net cash used in investing activities              (716)      (73,840)
                                                  -----------   -----------

Cash Flows From Financing Activities
      Notes payable                                   (98,577)
      Issuance of common stock                          3,300
      Capital raised                                   81,700       748,308
                                                  -----------   -----------
Net Cash provided by Financing Activities             (13,577)      748,308
                                                  -----------   -----------

Net Cash increase for period                            7,006       303,784
                                                  -----------   -----------
Cash at beginning of period                           (11,791)        4,253

Cash at end of period                             $    (4,785)  $   308,037
                                                  ===========   ===========


See accompanying notes to financial statements.

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2003

NOTE 1 -DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

(a) General

Beechport Capital Corp. ("Beechport") was organized as a Colorado corporation on January 24, 1989, in order to evaluate, structure and complete a merger with or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

ITEC Environmental Group, Inc. ("ITEC") was incorporated under the laws of the State of Delaware on March 28, 2000. Itec was formed for the purpose of acquiring certain patented technology and the development of a worldwide market for its usage.

At a special September 27, 2002 meeting of the shareholders of Beechport Capital Corp., the Company authorized changing its name by merging into its wholly-owned subsidiary Itec Environmental Group, Inc. thus changing the domicile of the Company from Colorado to Delaware.

The Company's business plan is to attempt to build on the foundation of the patendted technology and proprietary equipment and to form strategic alliances and a management team to become a worldwide supplier of oil and agricultural chemical container recycling equipment and related systems. The Company's initial marketing of the technology will be concentrated in Italy but is intending to market in the future in the United States and other countries. The Company has elected to use a stage development company since planned principal operations have not yet commenced.

The Company's subsidiary, Environmental Recycling Service of America, Inc. ("ERSA") was incorporated under the laws of the State of California on March 6, 2002. ERSA will process and recycle plastic containers using the ECO2 system developed and sold by ITEC.

Unless the context indicates otherwise all references herein to "the Company" include Itec Environmental Group, Inc., its predecessor Beechport Capital Corp. and its wholly-owned subsidiary, ECO2 Environmental Systems, Inc.

(b) Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information.

Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. The accompanying financial statements reflect all adjustments (consisting of normal recurring accruals), which are, in the opinion of management, considered necessary for a fair presentation of the results for the interim periods presented. Operating results for the quarter ended March 31, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2003. These financial statements should be read in conjunction with the audited financial statements included in the Company's amended Annual Report on Form 10-KSB/A for the year ended December 31, 2002.

(c) Per Share Information

Per share information is determined using the weighted average number of shares outstanding.

(d) Furniture and Equipment

Furniture and equipment will be carried at cost, net of accumulated depreciation. Depreciation will be computed using straight-line methods over estimated useful lives of the assets ranging from five to seven years.

(e) Revenue and Expense Recognition

As of March 31, 2003, the Company had revenue of $24,000. The Company intends to recognize revenues from sales of equipment upon delivery as per SAB 101.

The Company intends to contract with others for the manufacturing of the equipment. General and administrative expenses and the costs of advertising are expensed as incurred.

(f) Concentrations

Financial instruments that potentially subject the company to concentrations of credit risk consist principally of temporary cash investments and cash equivalents and trade accounts receivables. At March 31, 2003, the Company had no amounts of cash or cash equivalents in U.S. financial institutions in excess of amounts insured by agencies of the U.S. Government. At March 31, 2003 the Company had trade receivables of $38,000. Initial trade receivables are expected to be principally from customers in Italy. Since initial anticipated customers will be from one geographic location, a concentration of credit risk could exist due to potential changes in economic activity in that area. The Company does not require collateral for its trade accounts receivable.

(g) Cash Equivalents

The Company considers all short-term investments in securities that mature in 90 days or less to be cash equivalents.

(h) Allowance for Doubtful Accounts

Based on collection experience of the Company, no allowance for doubtful accounts has been provided. Historically the Company has never had any material amounts of uncollectible accounts. Provision for doubtful accounts at March 31, 2003 is for a receivable from an officer stockholder without adequate collateral.

(i) Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(j) Geographic Area of Operations

The Company operates its business principally in Italy. The potential for severe financial impact can result from negative effects of economic conditions within the markets or geographic areas. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty.

NOTE 2 - BASIS OF PRESENTATION - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about the Company's ability to continue as a going concern. Management is attempting to raise additional capital.

In view of these matters, continuing as a going concern is dependent upon the Company's ability to meet its financing requirements, raise additional capital, and the success of its future operations or completion of a successful business combination. Management believes that actions planned and presently being taken to raise additional capital to provide the opportunity for the Company to continue as a going concern.

NOTE 3 - COMMON STOCK

The Articles of Incorporation of Itec authorize a maximum of 750,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. At March 31, 2003, 45,297,068 shares of common stock were issued and outstanding. In April, 2000, Itec entered into stock subscription agreements for the issuance of 1,000 shares at $1.00 per share.

On July 3, 2000 Itec's Board of Directors approved entering into loan/investment agreements with various Italian investors not to exceed $875,000. The Board also authorized the payment of a 10% commission on the funds raised by the loan/investment agreements. The term of the loans as agreed to by the Board would be three years. Interest would be payable monthly with the total principal due in three years. The investors would have the right to participate in future issuances of common stock on a pro rata basis, except that this provision shall not apply prior to a business combination transaction in which the common stock of Itec would become publicly trade, or if Itec were to consummate an initial public offering.

On July 15, 2000, the Board also authorized the issuance of up to 15% of Itec's common stock to the various Italian investors. In lieu of Itec's entering into loan/investment agreements described above, a revised agreement between Itec's President and the Italian GPDP Program to make loans at a rate of $5,500 per share of Itec common stock. Funds thus generated (approximately $815,230 at March 31, 2002) were to be repaid when Itec became a public company. Upon repayment of the advances, the investors would retain their stock ownership. To comply with various Italian regulations, Itec's President personally issued shares of Itec's common stock to the Italian investors. The funds advanced from the investors were deposited in accounts in ITEC's President's name and the advances were to Itec's President. Due to the substance for the transaction over its form, the transactions have been shown as Itec transactions with the cash balances and advances payable recorded on the financial statements. Itec's President has represented that the funds received are assets of Itec and Itec has assumed the related obligations.

On May 4, 2001 Beechport entered into a share exchange agreement with Itec to acquire all the issued and outstanding shares of common stock of Itec in exchange for 6,651,987 shares of Beechport's common stock. This business combination resulted in the shareholders of ITEC owning approximately 66.5% of the issued and outstanding shares of the Company's common stock (10,000,000 shares were outstanding upon completion of the transaction), and the Company holding 100% of the issued and outstanding shares of Itec's common stock.

On May 28, 2001, the Company adopted the Beechport Capital Corp. 2001 Stock Plan, which covers the issuance of up to 1,000,000 shares of common stock, either directly or pursuant to options, to eligible employees, directors, officers, consultants and advisors of the Company. The purpose of the plan is to promote the best interest of the remuneration to selected eligible participants. On June 7, 2001, the Company filed a registration statement on Form S-8 (File No. 333-62520) to register the shares covered under the Plan.

In June and September of 2001 the Board authorized the issuance of up to 2,100,000 shares under S-8 filings for services performed for the Company. 1,992,000 shares were issued in early July. The Company's stock was trading in the range of $0.50 to $0.90 with a five-day average of $0.72 per share. The discount allowed was set at 25% resulting in a valuation of $0.54 per share. One hundred thousand shares were issued in late September 2001. The Company's stock was trading in the range of $0.28 to $0.43 with a five-day average of $0.36 per share. The discount allowed was set at 25% resulting in a valuation of $0.27 per share.

In December 2001 the Company agreed to issue up to 5,000,000 shares of common stock in an offering to be conducted outside the United States. As of December 31, 2002 an aggregate of 5,016,508 shares of common stock had been issued with the Company receiving net proceeds of $1,194,000 or$0.24 per share. In July 2002 the Company agreed to issue up to 7,500,000 shares of common stock in an offering to be conducted outside the United States. As of December 31, 2002 an aggregate of 7,033,242 shares of common stock had been issued and the Company had received net proceeds of $327,000 or $0.05 per share. In December 2002 the Company agreed to a third round to issue up to 7,000,000 shares of common stock in an offering to be conducted outside the United States. As of March 31, 2003 and aggregate of 3,000,000 shares of common stock had been issued and the Company had received net proceeds of $70,000 or $0.02 per share. As of March 31, 2003 the bid price for the Company's common stock was $0.04 per share.

NOTE 4 - NOTES PAYABLE

The Company entered into an agreement with Glenwood Marketing Associates, Inc.,
(GMA) effective April 25, 2000 whereby GMA agreed to lend $1,000,000 to the Company. From the $1,000,000 loan the Company agreed to pay $200,000 of capital formation fees to GMA.

The loan bears interest at 10% per annum payable in monthly interest only for the 36-month term of the loan. The Company agreed to amend its articles of incorporation so as to allow the issuance of a preemptive and preferential right to purchase shares pursuant to Board of Director approval. The Company agreed to promulgate a Board resolution to convey to GMA 20% of the Company's issued and outstanding common stock and further that Board shall vest GMA with preferential rights to acquire additional shares, at no cost to GMA, when additional shares are issed, so as to maintain GMA's stock ownership position at 20% of the issued and outstanding common stock. GMA's interest shall be non-diluted, except that this provision shall not apply if the Company's common stock becomes publicly traded.

The Company agreed, pursuant to this agreement, to pay GMA a $20,000 per month consulting fee for 24 months, to allow GMA to appoint one member of the Company's Board and to grant GMA a first right of refusal on leasing of all machines built by the manufacturer of the equipment related to the license agreement.

According to the terms of the agreement, the Company will become publicly traded within twelve months of the loan agreement at which time all the officers and directors of the Company will agree to a two year lock up of their Company stock, GMA agreed to convert the debt to preferred stock upon ITEC becoming a public company. The preferred stock will contain provisions for redemption suitable to both parties. The Company also agreed that at least two of the Company's Board members would approve verbally any Company expenditure of more than $5,000

The Company has also conveyed a covenant, so long as GMA acts in accordance with the terms of the agreement, to hold GMA harmless from any and all claims that may accrue and to indemnify and hold GMA harmless from any and all losses, claims, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements, which may be imposed upon or incurred by GMA with the conduct of its own business with the Company.

NOTE 5 - LEASES

Effective November 1, 2000 the Company entered into a sub-lease agreement for office facilities in Ohio. The Company is no longer using this office facility. Under the terms of the sub-lease, the Company agreed to pay monthly sub-lease payments of approximately $2,300 for the first 22 months and approximately $2,430 per month for the remaining 24 months of the sub-lease term.

Effective April 2001 the Company entered into a lease agreement for office facilities in California. Under terms of the lease, the Company agreed to pay monthly lease payments of $900 for 36 months. This lease was terminated in February 2003 without cost to the Company.

Effective January 2003 the Company entered into a lease agreement for office and plant facilities in California. Under terms of the lease, the Company agreed to pay monthly lease payments of $3,480 for 24 months.

Effective January 2003 the Company entered into a various lease agreement for office and plant equipment. The terms of these leases vary from 24 to 60 months.

Future minimum rentals under this operating sub-lease are as follows:

Year Ending December 31,


                        2003                                        42,625
                        2004                                        57,977
                        2005                                        18,657
                        2006                                         9,417
                        2007                                         8,803
                                                                  --------
                                  Total                           $137,479



NOTE 6 - TECHNOLOGY LICENSE

Effective June 30, 2000, the Company entered into a five-year patent license agreement with Honeywell International, Inc. (Honeywell) whereby the Company obtained a non-exclusive, nontransferable worldwide license to practice the methods and to make, use, and sell, the products and/or covered by the proprietary rights limited to the field of use of separating and recovering motor oil from high density polyethylene plastic. Under the terms of the agreement the Company agreed to pay a $50,000 non-refundable initial license fee and an additional minimum annual royalty commencing upon delivery of the first equipment to an ITEC customer, of the greater of $50,000 or 5% of the gross sales of all products sold and services sold in the United States and 3% of the products or services sold in countries other than the United States. The initial license fee of $50,000 is not creditable toward the minimum annual royalty and was payable in three equal installments. The first was due upon the execution of the contract, the second on December 1, 2001 and the third on April 1, 2001. At March 31, 2002, $33,333 was accrued as a liability.

On April 25, 2001, Honeywell revised the payment schedule to reflect the updated delivery schedule so that the previous December 1, 2001 payment is now due May 30, 2001 and the final payment due September 30, 2001. As of March 31, 2002, the $16,667 paid and the additional $33,333 accrued have been accounted for as prepaid expenses based upon the revised agreement whereby these amounts apply only upon shipment of the first equipment systems. The amounts are not refundable and will be expensed upon shipment. This agreement shall automatically renew for additional one-year periods after the end of the initial five-year term unless written notice is given by either party of its intent to terminate the agreement. Honeywell may terminate this agreement in the event of bankruptcy or insolvency of the Company, an assignment for the benefit of creditors of the Company, the nationalization of the industry which encompasses any products or services, any suspension of payments under the terms of the agreement by government regulation, the Company's failure to commence manufacture of the agreement, a substantial change in ownership of the Company (whether resulting from merger, acquisition, consolidation or otherwise), another company or person acquiring control of the Company, or the existence of a state of war between the United States and any country where the Company has a license to manufacture products or services. In addition, if either party to the agreement defaults for any reason in any of the obligations under the terms of the agreement, the other party will have the right to terminate the agreement by giving at least 60 days written notice.

There are no rights to sub-license granted under the terms of this agreement. The Company has agreed to invest in the commercial development of the technology and market for the product by committing resources at minimum in accordance with various requirements as set forth in the commercialization plan provided by the Company for consideration to Honeywell when the Company applied for the license. The terms of the agreement require the Company to observe all applicable United States and foreign laws, regulations, rules, and decrees with respect to the transfer of the proprietary rights and related technical data to foreign countries and failure to conform to such laws, regulations, rules and decrees may result in criminal liability.

The $50,000 license fee is recorded as a prepaid expense and will be recorded as an intangible asset when production begins. The intangible asset cost is being amortized over the five-year initial term of the license agreement on a straight-line basis. Management's policy with respect to long-lived assets, including intangible assets, is to periodically review the carrying amounts, at least annually, to determine if there is any impairment in the carrying value. As of March 31, 2003, management believes that there is no impairment in the carrying value of any of its long-lived assets.

NOTE 7 - RECEIVABLE RELATED PARTY

On July 5, 2001 the Company's Board of Directors approved and authorized the Company to make a loan of $250,000 to the Company's President. The loan, according to the minutes of the Board meeting, is interest only for ten years with the total principal due at the end of ten years. Interest has been waived in the years ended December 31, 2000 and 2001 by the board of directors. As of March 31, 2003, $236,973 was advanced on the loan. On April 5, 2001 the company advanced Intermode (an Italian company) $36,951 in connection with product development.

NOTE 8 - AGREEMENT

The Company has entered into an agreement with Cesmet Laboratories, SRL, an Italian company for a cooperative effort in development of the General Plastic Development Program (GPDP) and the oversight of ITEC's Italian operations. The fees for this agreement are on a time and expense basis billed monthly. A director of the Company is a 50% owner of Cesmet Laboratories.

NOTE 9 - SUBSIDIARY

On April 11, 2001, ITEC formed a wholly owned subsidiary and incorporated it as a Delaware corporation known as ECO2 Environmental Systems. The only activity to date was the registration of a trademark by the subsidiary.


----------------------------------------------------------       ----------------------------------------------------------

You  should  rely only on the  information  contained  in
this  prospectus.   We  have  not  authorized  anyone  to
provide   you  with   information   different   from  the
information  contained in this prospectus.  This document
may  only  be  used   where  it  is  legal  to  sell  the
securities.  The  information  in this  document may only
be accurate on the date of this document.                                        UP TO 260,200,000 SHARES
                                                                                          OF OUR
                                                                                      OF COMMON STOCK

                    TABLE OF CONTENTS
                                                     Page

Prospectus Summary                                     2
Risk Factors                                           3
Use Of Proceeds                                        7                             Itec Environmental
Market For Common Equity And Related Stockholder                                        Group, Inc.
     Matters                                           13
Management's Discussion And Analysis Or Plan Of
     Operation                                         14
Business                                               14
Management                                             22
Certain Relationships And Related Transactions         24                            ________________
Security Ownership Of Certain Beneficial Owners
     And Management                                    27                               PROSPECTUS
                                                                                     ________________
Description Of Securities                              28
Plan Of Distribution
Selling Stockholders
Legal Matters                                          29
Experts                                                29
Available Information                                  29
Index To Financial Statements                          30                              June __, 2003


----------------------------------------------------------       ----------------------------------------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     Our bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in our best interests. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

Item 25.  Other Expenses of Issuance and Distribution.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense                                            Amount
                                                         ----------------
SEC Registration fee                                            720.00
Accounting fees and expenses                                  5,000.00*
Legal fees and expenses                                      45,000.00*
                      TOTAL                                 $50,720.00*
                                                            ===========
* Estimated.

Item 26.  Recent Sales of Unregistered Securities.

On April 1, 2000, Itec entered into stock subscription agreements for the issuance of 1,000 shares at $1.00 per share.

On July 3, 2000 Itec's Board of Directors approved the Company entering into loan/investment agreements with various Italian investors not to exceed $875,000. The Board also authorized the payment of a 10% commission on the funds raised by the loan/investment agreements. The term of the loans as agreed to by the Board would be three years. Interest would be payable monthly with the total principal due in three years. The investors would have the right to participate in future issuances of common stock on a pro rata basis, except that this provision shall not apply prior to a business combination transaction in which the common stock of Itec would become publicly traded, or if Itec were to consummate an initial public offering.

On July 15, 2000, the Board also authorized the issuance of up to 15% of Itec's common stock to the various Italian investors. In lieu of Itec's entering into loan/investment agreements described above, a revised agreement between Itec's President and the Italian investors was used which allowed participants in the Italian GPDP Program to make loans at a rate of $5,500 per share of Itec common stock. Funds thus generated (approximately $815,230 at March 31, 2002) were to be repaid when Itec became a public company. Upon repayment of the advances, the investors would retain their stock ownership. To comply with various Italian regulations, Itec's President personally issued shares of Itec's common stock to the Italian investors. The funds advanced from the investors were deposited in accounts in ITEC's President's name and the advances were to Itec's President. Due to the substance of the transaction over its form, the transactions have been shown as Itec transactions with the cash balances and advances payable recorded on the financial statements. Itec's President has represented that the funds received are assets of Itec and Itec has assumed the related obligations.

On May 4, 2001 Beechport entered into a share exchange agreement with Itec to acquire all the issued and outstanding shares of common stock of Itec in exchange for 6,651,987 shares of Beechport's common stock. This business combination resulted in the shareholders of ITEC owning approximately 66.5% of the issued and outstanding shares of the Company's common stock (10,000,000 shares were outstanding upon completion of the transaction), and the Company holding 100% of the issued and outstanding shares of Itec's common stock.

On May 28, 2001, the Company adopted the Beechport Capital Corp. 2001 Stock Plan, which covers the issuance of up to 1,000,000 shares of common stock, either directly or pursuant to options, to eligible employees, directors, officers, consultants and advisors of the Company. The purpose of the plan is to promote the best interest of the remuneration to selected eligible participants. On June 7, 2001, the Company filed a registration statement on Form S-8 (File No. 333-62520) to register the shares covered under the Plan.

In June and September of 2001 the Board authorized the issuance of up to 2,100,000 shares under S-8 filings for services performed for the Company. 1,992,000 shares were issued in early July. The Company's stock was trading in the range of $0.50 to $0.90 with a five-day average of $0.72 per share. The discount allowed was set at 25% resulting in a valuation of $0.54 per share. One hundred thousand shares were issued in late September 2001. The Company's stock was trading in the range of $0.28 to $0.43 with a five-day average of $0.36 pr share. The discount allowed was set at 25% resulting in a valuation of $0.27 per share.

Pursuant to a similar Regulation S Stock Purchase Agreement dated July 26, 2002, (the "Second Agreement") between the Company and Starz. The Company agreed to sell and Starz agreed to use its best efforts to purchase up to 7,500,000 shares of the Company's common stock, at a purchase price equal to 35% of the bid price of the Company's shares as quoted on the OTC Bulletin Board for the five consecutive trading days immediately preceding the date of a purchase order received by the Company. As of December 31, 2002 an aggregate of 7,033,242 shares had been purchased under the Second Agreement by foreign designees of Starz and the Company had received net proceeds of $327,000 or $.05 per share.

Pursuant to a similar Regulation S Stock Purchase Agreement dated December 15, 2002, (the "Third Agreement") between the Company and Starz, the Company agreed to sell and Starz agreed to use its best efforts to purchase up to 10,000,000 shares of the Company's common stock, at a purchase price equal to 35% of the bid price of the Company's shares as quoted on the OTC Bulletin Board for the five consecutive trading days immediately preceding the date of a purchase order received by the Company. As of May 31, 2003 an aggregate of 8,042,043 shares had been purchased under the Third Agreement by foreign designees of Starz and the Company had received net proceeds of $156,900 or $.02 per share. Under the terms of these Agreements, Starz has the right to require the Company to include the shares in any registration statement under the Act filed by the Company after a period of one year from the date of purchase of such shares. All costs in connection with such registration are to be paid by the Company. The Company claims the exemption from registration of these transactions afforded by Regulation S under the Act in that all sales of the shares were made in "off-shore transactions" to persons who are not U.S. persons. No "directed selling efforts" were engaged in by either the Company or Starz and Starz made other representations and entered into other agreements consistent with the provisions of Regulation S. The funds raised were used for working capital and capital projects.

Item 27.  Exhibits.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean ITec Environmental Group, Inc., a Delaware.



(1)       Exhibits:

       Exhibit
        Number                          Description
       -------                          -----------
         2.1 Share Exchange Agreement dated May 4, 2001 by and between the Company and Itec International Technologies, Inc. (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K dated May 29, 2001 and filed May 29, 2001.)

         3.1 Articles of Incorporation (Incorporated by reference to Registrant's Form S-18 Registration Statement, File
                  No. 33-31067.)


         3.2 Bylaws (Incorporated by reference to Registrant's Form S-18 Registration Statement, File No. 33-31067)

         5.1      Opinion of Legal Counsel (filed herewith)


         10.1 Beechport Capital Corp. 2001 Stock Plan dated May 28, 2001 (Incorporated by reference to Registrant's Form S-8 Registration Statement, File No. 333-62520.)

         10.2     Regulation S Stock Purchase Agreement dated December 20,
                  2001 (Incorporated by reference to Registrant's Annual Report on Form 10-KSB for year ended December 31, 2001

         10.3 Beechport Capital Corp. 2002 Stock Plan dated May 1, 2002 (Incorporated by reference to Registrant's Form S-8 Registration Statement, File No. 333-87776)

         10.4 Beechport Capital Corp. 2002 Stock Plan dated October 29, 2002 (Incorporated by reference to Registrant's Form S-8 Registration Statement, File No. 333-100946

         10.5 Equity Line of Credit with Cornell Capital Partners LP dated June 13,2003

         10.6 Registration Rights Agreement with Cornell Capital Partners LP dated June 13, 2003

         10.7     Convertible Note issued to Cornell Capital Partners LP

         23.1     Consent of Henry Schiffer, CPA (filed herewith)

         23.2     Consent of Legal Counsel(See Exhibit 5.1)

Item 28.  Undertakings.

         The undersigned registrant hereby undertakes to:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Oakdale, State of California, on July 8, 2003.






Dated: July 8, 2003             By: /s/ Gary M. De Laurentiis
                                      -------------------------
                                      Gary M. De Laurentiis
                                      Chief Executive Officer



     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                        Title                          Date





/s/ Gary M. De Laurentiis        Chief Executive Officer   July 8, 2003
-------------------------        and Director
Gary M. De Laurentiis


/S/ Michael E. Hofmann           Chief Financial Officer   July 8, 2003
------------------               and Director
Michael E. Hofmann


/s/ Andrea G. Videtta            Director                  July 8, 2003
-------------------------
Andrea G. Videtta


/s/ Lisa Ann Marie Fitzpatrick   Director                  July 8, 2003
------------------------------
Lisa Ann Marie Fitzpatrick


/s/ John R. Murray               Director                  July 8, 2003
-------------------------------
John R. Murray